EXHIBIT 10.3

                  EMPLOYMENT RESIGNATION AGREEMENT AND RELEASE

         For valuable consideration, the receipt and sufficiency of which the parties acknowledge, this Employment Resignation Agreement and Release (hereinafter "Agreement") is entered into this 28th day of August 2007, by and between Cliff Sink (hereinafter "Sink") and SteelCloud, Inc. (hereinafter "SteelCloud").

         Whereas, Sink and SteelCloud entered into an Employment Agreement dated June 7, 2006 (hereinafter the "Employment Agreement"), and

         Whereas, Sink now wishes to resign from SteelCloud prior to the full term of the Employment Agreement in order to pursue other activities, and

         Whereas, SteelCloud agrees to accept Sink's resignation and to provide him certain benefits in recognition of the services and value he has brought to the Company.

         Now, therefore, the parties agree as follows:

         1. RESIGNATION. Sink resigns from SteelCloud effective November 1, 2007, and from now until then, will act to transition his duties and responsibilities to a replacement selected by the Board of Directors, in a manner and on a schedule as directed by the Board. Sink resigns from Board immediately.

         2. PUBLIC ANNOUNCEMENT. Subject to and to the extent permitted by requirements of law, SteelCloud will announce Sink's resignation so as to allow him to pursue other activities, and include an explanation that Sink joined the company to help turn it around financially, which task he completed. Sink shall be permitted input into said announcement. SteelCloud shall provide Sink positive references upon request.

         3. PAYMENT TO SINK. On or before November 1, 2007, SteelCloud shall pay to Sink the sum of $237,500 in a lump sum, less any taxes and other required withholdings. Any vacation time not used by the effective date of this agreement (above) will be paid to Sink, less any taxes and required withholdings by SteelCloud at the same time as the lump sum. No vacation time will be accrued after the date of this agreement. Said amount is accepted by Sink as the entire liability of SteelCloud for sums due or in the future to be due under the Employment Agreement between SteelCloud and Sink, including any bonuses under said Employment Agreement. Sink may direct SteelCloud to delay all or part of this payment at his discretion. In addition, SteelCloud shall pay the cost of COBRA coverage after October 31. 2007, for Sink for a period ending the earlier of (a) Sink's employment with or contract to another company where he is eligible for health care coverage, or (b) June 30, 2009.

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         4. STOCK OPTIONS. SteelCloud agrees to allow 170,000 stock options held by Sink under his separate stock Option Agreement dated November 24, 2006 (hereinafter "Option Agreement"), to vest and to be exercisable as of November
1, 2007, instead of November 24, 2007, as otherwise provided in the Option Agreement. Sink forfeits all remaining stock options under the Option Agreement.

         5. COVENANT NOT TO SUE AND AGREEMENT TO COOPERATE. Sink and SteelCloud covenant that neither will in the future file any legal actions against the other, whether in court or before any administrative agency, arising from or relating to the Employment Agreement, Option Agreement, or Sink's employment with SteelCloud. The parties agree that the damages arising from breach of this paragraph will be substantial, but difficult to determine with certainty. Therefore the parties agree as follows (a) Sink's breach of any covenant in this paragraph shall require Sink to pay liquidated damages to SteelCloud in the amount of two times the amount SteelCloud has agreed to pay Sink in paragraph 3 of this Agreement, and (b) SteelCloud's breach of any covenant in this paragraph shall require SteelCloud to pay liquidated damages to Sink in the amount SteelCloud has agreed to pay Sink in paragraph 3 of this Agreement. Notwithstanding the foregoing, both parties, shall, upon reasonable notice, furnish such information and proper assistance to the other party as it may reasonably require in connection with any litigation in which it is, or may become, a party after execution of this Agreement. In the event that either party fails to assist the other, it shall reimburse the other party all legal fees, court costs and damages resulting in whole or in part from this failure to assist.

         6. EMPLOYMENT AGREEMENT PROVISIONS. Sink agrees that the following provisions of the Employment Agreement shall continue in full force and effect, notwithstanding anything in this Agreement to the contrary: paragraphs 6, 7(d), 8, and 10 (as it relates to any paragraph which remains in full force and effect). Notwithstanding the foregoing, the definition of "competing business" in paragraph 8(a) of the Employment Agreement, shall be amended to mean the following: NCS, Patriot Technologies, Granite Technologies, M&A Technologies, Network Engines, Inc. (and any affiliates of the foregoing); or any entity which sells specialized appliance platforms to any current customer of SteelCloud or to any person or entity to which SteelCloud has marketed itself during Sink's employment with the company; or any entity which sells antivirus, intrusion protection or security appliances or services to any current customer of SteelCloud or to any person or entity to which SteelCloud has marketed itself during Sink's employment with the company. Other than these paragraphs, the parties agree that the terms of the Employment Agreement shall terminate upon execution of this Agreement.

         7. RELEASE. Except for the requirements of this Agreement, each of SteelCloud and Sink, for itself and himself, and each's representatives, agents, officers, successors, affiliates and assigns, hereby release, acquit and forever discharge the other party and its stockholders, agents, employees, officers, directors, servants, representatives, successors, affiliates and assigns, from any and all actions, suits, debts, dues, sums of money, accounts, claims for attorneys' fees, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, whether known or unknown, in law, or equity, which either now has, or ever had, or may have in the future by reason of any matter, cause or thing whatsoever, including but not limited to those matters arising from or concerning the Employment Agreement or Option Agreement, or SteelCloud's or Sink's obligations thereunder, direct or indirect, and any and all other agreements, written or oral, between SteelCloud and Sink entered into on or prior to the date of this Agreement, or any other employment related matter.

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         8. MISCELLANEOUS.

         a. This Agreement sets forth all of the parties' promises, agreements, conditions, warranties and representations, oral or written, express or implied, among them with respect to the terms of this Agreement, and there are no promises, agreements, conditions, warranties or representations, oral or written, express or implied, among them with respect to the matters addressed herein other than as set forth herein.

         b. Except as stated herein, this Agreement supersedes any prior agreements between Sink and SteelCloud.

         c. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if placed in writing and signed by each party or an authorized representative of each party.

         d. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors, heirs, and personal representatives.

         e. This Agreement shall not be assignable by Sink.

         f. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of his Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         g. The parties hereto stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on the date indicated above.

READ AND AGREED:                        READ AND AGREED:
Cliff Sink                              SteelCloud, Inc.

/S/ CLIFTON W. SINK                     /S/ VADM E.A.BURKHALTER
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                                        VADM E.A.BURKHALTER
                                        its Chairman of the Board







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